EXHIBIT 23.1

EXPLANATION CONCERNING ABSENCE OF CURRENT

WRITTEN CONSENT OF ARTHUR ANDERSEN LLP

On July 9, 2002, Astro-Med, Inc. (the “Company”) announced that it had appointed Ernst & Young LLP to replace Arthur Andersen LLP as its independent public accountants. Prior to the date of this report, the Arthur Andersen partners who reviewed the Company’s audited financial statements as of January 31, 2002 and for the year then ended resigned from Arthur Andersen. As a result, after reasonable efforts, the Company has been unable to obtain Arthur Andersen’s updated written consent to the incorporation by reference in this document of Arthur Andersen’s audit report with respect to the financial statements as of January 31, 2002 and for the year then ended for this Annual Report on Form 10-K. Under these circumstances, Rule 437a under the Securities Act of 1933 permits the Company to omit Arthur Andersen’s updated written consent from this filing, and permits us to incorporate by reference the financial statements, supplementary data and financial statement schedule included herein into present and future registration statements, without the written consent of Arthur Andersen.

Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

As noted above, Arthur Andersen has not consented to the incorporation by reference of its audit reports in this filing, although it has consented to the incorporation by reference of its audit report contained in the filing of the Company on Form 10-K for the fiscal year ended January 31, 2002. While the extent of any resulting limitations on recovery is unclear, Arthur Andersen may not be liable under Section 11(a) of the Securities Act because it has not consented to being named as an expert in any present or future registration statement into which this Form 10-K may be incorporated by reference or the lack of a currently dated consent could limit the time in which any such liability could be asserted. The Company believes, however, that other persons who may be liable under Section 11(a) of the Securities Act, including the Company’s officers and directors, may still rely on Arthur Andersen’s audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.

The following is a copy of Arthur Andersen’s consent which was filed in connection with Astro-Med, Inc.’s Form 10-K on April 10, 2002. This consent has not been reissued by Arthur Andersen.

As independent public accountants, we hereby consent to the incorporation of our report dated March 15, 2002, included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8: File No. 2-21081 pertaining to the Astro-Med, Inc. Employee Stock Purchase Plan, File No. 33-43700 pertaining to the Astro-Med, Inc. 1989 Incentive Stock Option Plan, File No. 333-24127 pertaining to the Astro-Med, Inc. 1993 Incentive Stock Option Plan, File Nos. 333-32315, 333-93565 and 333-44414 pertaining to the Astro-Med, Inc. 1997 Incentive Stock Option Plan, File No. 333-32317 pertaining to the 1989 Astro-Med, Inc. Non-Qualified Stock Option Plan as amended May 28, 1991, File Nos. 333-62431 and 333-63526 pertaining to the 1998 Astro-Med, Inc. Non-Qualified Stock Option Plan, as amended June 21, 2001 and File No. 333-24123 pertaining to the Astro-Med, Inc. Non-Employee Director Stock Option Plan. It should be noted that we have not audited any financial statements of the Company subsequent to January 31, 2002 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Boston, Massachusetts

April 10, 2002